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Exhibit 10.16

AMENDMENT NO. 2
TO AMENDED AND RESTATED CREDIT AGREEMENT

        This Amendment No. 2 to Amended and Restated Credit Agreement (the "Amendment") dated as of November 9, 2004 is between Bank of America, N.A. (the "Bank") and Southwest Water Company, a Delaware corporation (the "Borrower").

RECITALS

        A.    The Bank and the Borrower entered into a certain Amended and Restated Credit Agreement dated as of July 7, 2004 (the "Agreement"), as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of October 14, 2004 ("Amendment No. 1");

        B.    The Bank and the Borrower desire to further amend the Agreement.

AGREEMENT

        1.    Definitions.    Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

        2.    Amendments.    The Agreement is hereby amended as follows:

          2.1    Schedule 6.02(e) attached to the Agreement is replaced in its entirety with Amended Schedule 6.02(e), attached hereto as Exhibit 3.

          2.2    Section 6.02(e)(v) is replaced in its entirety with the following language:

    "Other secured and unsecured Debt identified on Schedule 6.02(e) not to exceed the applicable amount indicated on such schedule."

        3.    Representations and Warranties.    When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, and (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

        4.    Conditions.    This Amendment will be effective when the Bank receives in form and content acceptable to the Bank, this Amendment, duly executed by Borrower.

        5.    Effect of Amendment.    Except as provided in Amendment No. 1 and this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

        6.    Counterparts.    This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same Instrument.

        This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA, N.A.		SOUTHWEST WATER COMPANY

By:	/s/ MATTHEW KOENIG	By:	/s/ RICHARD SHIELDS
Name:	MATTHEW KOENIG	Name:	Approved: Richard Shields
Title:	Senior Vice President	Title:	Chief Financial Officer
Address:		Address:

Bank of America
Los Angeles Strategies Group
Bank of America Plaza
333 S. Hope Street, 13th Floor
Los Angeles, California 90071
Attn: Matthew Koenig
Title: Senior Vice President
Facsimile: (213) 621-3612		One Wilshire Building 624 S. Grand Avenue, Suite 2900 Los Angeles, California 90017 Attention: O'Donnell Iselin, II Treasurer Facsimile: (213) 929-1888

"EXHIBIT 3"

AMENDED SCHEDULE 6.02(c)—OTHER SECURED AND UNSECURED DEBT

1.
Secured bank debt not to exceed $10,000,000, and other secured debt not to exceed $55,000,000, which includes up to $170,000 of secured Debt not reflected on Form 10-K of Borrower for year ending December 31, 2003;

2.
Other unsecured debt not to exceed $5,500,000, as of September 30, 2004.

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AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT